United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(21,945,280)
Unrealized Gain (Loss) on Market Value of Futures	22,690,630
Dividend Income	(1,208)
Interest Income	28,860
ETF Transaction Fees	38,000
Total Income (Loss)	$811,002

Expenses
General Partner Management Fees	$309,762
Brokerage Commissions	138,592
Tax Reporting Fees	44,020
Audit Fees	13,589
Legal Fees	11,592
NYMEX License Fee	10,326
Non-interested Directors' Fees and Expenses	9,176
Prepaid Insurance Expense	7,178
Total Expenses	$544,235
Net Income (Loss)	$266,767

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$574,277,054
Additions (24,800,000 Shares)	836,586,344
Withdrawals (26,500,000 Shares)	(903,035,398)
Net Income (Loss)	266,767

Net Asset Value End of Month	$508,094,767
Net Asset Value Per Share (14,600,000 Shares)	$34.80

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612